UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 16, 2013

(Date of earliest event reported)

MusclePharm Corporation

(Exact name of registrant as specified in its charter)

NEVADA	000-53166	77-0664193
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

4721 Ironton Street, Building A

Denver, Colorado 80239

(Address of principal executive offices) (Zip Code)

(303) 396-6100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

ITEM 8.01. Other Events.

On January 16, 2013, MusclePharm Corporation (the “Registrant”) entered into a placement agency agreement (the “Placement Agency Agreement”) with GVC Capital LLC (the “Placement Agent”) pursuant to which the Placement Agent agreed to use its best efforts to arrange for the sale of up to an aggregate of 1,500,000 shares of Series D Convertible Preferred Stock (the “Preferred Shares”) in a registered direct offering (the “Offering”). The Placement Agent has no commitment to purchase or sell any of the Preferred Shares. The Placement Agency Agreement contains customary representations, warranties and covenants of the Registrant and the Placement Agent.

The Placement Agency Agreement requires the Registrant to indemnify the Placement Agent and certain of its affiliates against certain liabilities or to contribute to payments the Placement Agent may be required to make because of any of such liabilities.

The Preferred Shares offered pursuant to the Offering were registered under a registration statement on Form S-1 (Registration No. 333-184625), which the Securities and Exchange Commission declared effective on January 16, 2013.

The disclosure contained in this Item 8.01 does not purport to be a complete description of the Placement Agency Agreement and is qualified in its entirety by reference to the Placement Agency Agreement, which is attached hereto as Exhibit 1.1, and incorporated herein by reference.

ITEM 9.01. Financial Statements and Exhibits.

(d)	Exhibits:

The following exhibit is filed with this Current Report on Form 8-K:

Exhibit No.	Description
1.1	Placement Agency Agreement dated January 16, 2013, between MusclePharm Corporation and GVC Capital LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MUSCLEPHARM CORPORATION

Dated: January 23, 2013
	By:	/s/ Brad J. Pyatt
	Name:	Brad J. Pyatt
	Title:	Chief Executive Officer and President